UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2009
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement
     On December 22, 2009, Health Benefits Direct Corporation, a Delaware corporation (the “Company”), and certain of the Company’s subsidiaries (the “Subsidiaries,”) entered into a Loan Agreement (the “Loan Agreement”) and a $1,250,000 Secured Promissory Note (the “Note”) with The Co-Investment Fund II, L.P. (“Co-Investment”).
     Pursuant to the terms of the Loan Agreement and the Note, Co-Investment extended the principal sum of $1,250,000 (the “Loan”) to the Company and the Subsidiaries (collectively, the “Borrowers”). Pursuant to the Note, the Borrowers agreed to pay to the order of Co-Investment, the outstanding principal amount of the Note plus interest. Interest will accrue on the unpaid principal balance of the Note at an annual rate of 8%, except in the case of an event of default as set forth in the Loan Agreement, in which case the rate of interest will increase to 11% until such event of default is cured. All principal and accrued interest is due and payable on December 22, 2010. Co-Investment may accelerate payment of the Loan in the event of default on the Loan as set forth in Loan Agreement.
     Pursuant to the Loan Agreement, the Borrowers are prohibited from, among other things: (a) (i) entering into any merger, consolidation or reorganization with or acquiring all or substantially all of the assets or equity interests of any other entity; (ii) selling, leasing, transferring or otherwise disposing of their properties or assets except in the ordinary course of business; (b) creating or suffering to exist any lien upon any of their property or assets, except as permitted; (c) becoming liable upon the obligations or liabilities of any person or entity; (d) purchasing or acquiring obligations or equity interests of, or any other interest in any person or entity; (e) making advances, loans or extensions of credit to any person or entity; (f) creating, incurring, assuming or suffering to exist any indebtedness or (g) violating any law, ordinance or regulation of any governmental entity.
     The Note is secured by a perfected first-priority security interest in substantially all of the assets of the Borrowers, including all of the intellectual property assets of the Borrowers, and 100% of the stock or membership interests, as applicable, of the Subsidiaries, pursuant to the terms of a Security Agreement, Intellectual Property Security Agreement and Pledge Agreement with Co-Investment, each of which were executed by the Borrowers and Co-Investment on December 22, 2009, concurrent with the execution of the Loan Agreement and the Note.
     As previously disclosed by the Company, Co-Investment is the controlling stockholder of the Company and a designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce, one of our directors, is a managing partner and of which Donald Caldwell, also one of our directors, is Chairman and Chief Executive Officer.
     The foregoing is only a summary of the Loan Agreement and Note. You are urged to read both the Loan Agreement and Note in their entirety for a more complete description of the terms and conditions of each. A copy of each of the Loan Agreement and Note are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The description of the terms and conditions of the Loan Agreement and the Note in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P.

10.2	Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION

Date: December 29, 2009	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description
10.1	Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P.

10.2	Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P.